SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: April 16, 2003
                        (Date of earliest event reported)


                             VINA Technologies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





        Delaware                    000-31903                77-0432782
        --------                    ---------                ----------
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
     of Incorporation)             File Number)         Identification Number)


      39745 Eureka Drive, Newark, CA                      94560
      ------------------------------                      -----
  (Address of principal executive offices)              (Zip Code)

                                 (510) 492-0800
                                 --------------
                         (Registrant's telephone number,
                              including area code)

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Item 5. Other Events.

     VINA Technologies, Inc., a Delaware corporation ("VINA"), has received a letter from Larscom Incorporated, a Delaware corporation ("Larscom"), under which Larscom indicates that it is reserving its rights arising from an alleged breach by VINA of the Agreement and Plan of Merger, dated as of March 17, 2003 (the "Merger Agreement"), by and among VINA, Larscom and a wholly-owned subsidiary of Larscom. In its letter Larscom stated that, while reserving its rights, it intends to work toward the consummation of the merger contemplated by the Merger Agreement. VINA also intends to work with Larscom toward the consummation of the merger. In that regard, VINA and Larscom filed with the Securities and Exchange Commissions a joint proxy statement/prospectus on April 15, 2003, with respect to the merger.

     Under the Merger Agreement, VINA made a representation and warranty that its anticipated revenue for the first quarter of 2003 would not be materially below $3.5 million. As announced today, VINA's gross revenue for the first quarter of 2003 was approximately $2.7 million. Under the terms of the Merger Agreement, either party may terminate the Merger Agreement if a breach of any representation or warranty, individually or in the aggregate, by the other party has had or is reasonably likely to have a material adverse effect on such party as defined in the Merger Agreement. VINA does not believe that its first quarter 2003 revenue shortfall would permit a termination of the Merger Agreement, because, among other things, VINA's value can not be measured by one quarter's operating results.

     The consummation of the merger is subject to the approval of the stockholders of VINA and Larscom, SEC clearance and other customary closing conditions. There can be no assurance that all the closing conditions to the merger will be met and the merger will be completed.

Item 7. Financial Statements and Exhibits.

          (c) Exhibits.

          99.1 Press Release issued by VINA Technologies, Inc. dated April 18, 2003.

Item 9. Information Being Furnished Under Item 12

     In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 18, 2003, VINA issued a press release announcing its financial results for the quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

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



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 18, 2003

                             VINA Technologies, Inc.


     By  /s/                 STANLEY E. KAZMIERCZAK
         ------------------------------------------------------------------
                             Stanley E. Kazmierczak
                   Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                   Description
-----------                   -----------

  99.1     Press Release issued by VINA Technologies, Inc. dated April 18, 2003








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